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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): JUNE 11, 2008

                                MICROISLET, INC.
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             (Exact name of registrant as specified in its charter)

           NEVADA                   001-32202                88-0408274
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 (State or other jurisdiction      (Commission             (IRS Employer
      of incorporation)            File Number)         Identification No.)


      6370 NANCY RIDGE DRIVE, SUITE 112
           SAN DIEGO, CALIFORNIA                             92121
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   (Address of principal executive offices)                (Zip Code)


                                 (858) 657-0287
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              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 11, 2008, we entered into a Securities Purchase Agreement, which we refer to as the purchase agreement, with Mr. Ronald Katz, our chairman. Pursuant to the purchase agreement, on June 11, 2008, we issued to Mr. Katz a Subordinated Convertible Unsecured Revolving Promissory Note in the maximum principal amount of $1,000,000, which we refer to as the note. On that same date, Mr. Katz advanced us $75,000 under the terms of the note. Prior to the maturity of the note, we may request additional advances from Mr. Katz, up to a total aggregate principal amount of $1 million, which Mr. Katz may agree to make in his sole discretion.

The note has a maturity date of July 31, 2008, or earlier upon the occurrence of certain insolvency, bankruptcy, liquidation or similar events in respect of our company. The note accrues interest at the rate of 10% per annum until maturity and 24% per annum thereafter. Interest is payable monthly in arrears, and may, at our option, either be capitalized and added to the outstanding principal balance of the note, or paid to the holder in cash. The holder of the note may, at his option, convert all or a portion of the principal and accrued interest into the securities sold in our next equity financing transaction in which we raise at least $3 million, on the same terms as the securities purchased by the other investors in the financing. We expect to use the proceeds of the advances made under the note from time to time for working capital purposes.

Pursuant to the purchase agreement, on June 11, 2008, we also issued to Mr. Katz a Warrant, which we refer to as the warrant, to purchase a number of shares of our common stock equal to the quotient of the aggregate funds advanced to us under the note, divided by $1.25, up to a maximum of 800,000 shares. The warrant became exercisable for 60,000 shares on June 11, 2008, in connection with the advance to us of $75,000 by Mr. Katz. The warrant is exercisable at an exercise price of $0.30 per share commencing on June 11, 2009 (or earlier in the event of a fundamental transaction, as defined in the warrant), and expires on June 11, 2014.

Pursuant to the purchase agreement, on June 11, 2008, we also entered into a Registration Rights Agreement, which we refer to as the registration rights agreement, with Mr. Katz, pursuant to which we have agreed to register for resale the shares of common stock issuable upon exercise of the warrant on the next registration statement we file with the SEC relating to an offering for any of our equity securities, other than a registration statement relating to equity securities to be issued solely in connection with an acquisition of another entity, in an exchange offer for our securities, or in connection with stock option or other employee benefit plans.

A copy of the purchase agreement, the note, the form of warrant, and the registration rights agreement are filed as Exhibits 99.1, 99.2. 99.3 and 99.4 hereto, respectively, and are hereby incorporated herein by reference. The summary description of the financing and the terms of the agreements and securities set forth above does not purport to be complete and is qualified in its entirety by reference to those exhibits.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

See the disclosure in Item 1.01 above.

ITEM 3.02   UNREGISTERED SALES OF EQUITY SECURITIES.

See the disclosure in Item 1.01 above.


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We offered and sold the note and warrant without registration under the
Securities Act of 1933, as amended, to an accredited investor in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act and Rule 506 of Regulation D thereunder. Neither the note nor the warrant may be offered or sold in the United States except pursuant to an applicable exemption from registration under the Securities Act or pursuant to an effective registration statement in compliance with Section 5 under the Securities Act. An appropriate legend was placed on the note and the warrant we issued to Mr. Katz, and will be placed on the shares issuable upon exercise of the warrant or conversion of the note, except for shares registered for resale under the Securities Act prior to issuance.

This current report on Form 8-K is neither an offer to sell, nor a solicitation of an offer to buy, any of the securities described herein. This portion of the report is being filed pursuant to and in accordance with Rule 135c under the Securities Act.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

      (d)   Exhibits.

     99.1   Securities Purchase Agreement dated as of June 11, 2008

     99.2 Subordinated Convertible Unsecured Revolving Promissory Note issued June 11, 2008

     99.3   Form of Warrant

     99.4   Registration Rights Agreement dated as of June 11, 2008


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 17, 2008                 MICROISLET, INC.


                                    By: /s/ Michael J. Andrews
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                                        Michael J. Andrews
                                        Chief Executive Officer




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